Exhibit 5.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form F-10/A) of Rogers Communications Inc. ("RCI") and its wholly-owned subsidiary RWCI Acquisition Inc. dated December 15, 2004 relating to the offer made by RCI and RWCI Acquisition Inc. to purchase all of the Class B Restricted Voting Shares of Rogers Wireless Communications Inc. not owned by RCI or its affiliates of our report dated February 11, 2004 (except for Note 20 which is as at November 19, 2004), with respect to the consolidated financial statements of Microcell Telecommunications Inc. as at December 31, 2003, May 1, 2003 and December 31, 2002 and for the eight months ended December 31, 2003, the four months ended April 30, 2003 and the years ended December 31, 2002 and 2001.



                                                    (signed) ERNST & YOUNG LLP

Montreal, Canada,                                        Chartered Accountants
December 14, 2004